Exhibit 21.1

Subsidiaries of IPC The Hospitalist Company, Inc.

Name of Subsidiary	Jurisdiction of Organization	Doing Business As
IPC Hospitalists of Colorado, Inc.	Colorado	N/A
InPatient Consultants of Alabama, Inc.	Alabama	N/A
InPatient Consultants of Delaware, Inc.	Delaware	IPC of Delaware
InPatient Consultants of Florida, Inc.	Florida	IPC of Florida and IPC of Florida, Inc.
InPatient Consultants of Kentucky, Inc.	Kentucky	N/A
InPatient Consultants of Missouri, Inc.	Missouri	IPC of Missouri
InPatient Consultants of Mississippi, Inc.	Mississippi	N/A
InPatient Consultants of Utah, Inc.	Utah	IPC of Utah
Hospitalists, Inc.	California	Hospitalist of California, Inc.
Hospitalists Management of New Hampshire, Inc.	New Hampshire	N/A
Hospitalists of Arizona, Inc.	Arizona	N/A
Hospitalists of Illinois, Inc.	Illinois	N/A
Hospitalists of Georgia, Inc.	Georgia	N/A
Hospitalists of Maryland, Inc.	Maryland	N/A
Hospitalists of Michigan, Inc.	Michigan	N/A
Hospitalists of North Carolina, Inc.	North Carolina	N/A
Hospitalists of Nevada, Inc.	Missouri	N/A
Hospitalists of Ohio, Inc.	Ohio	N/A
Hospitalists of Pennsylvania, Inc.	Pennsylvania	N/A
Hospitalists of South Carolina, Inc.	South Carolina	N/A
Hospitalist of Tennessee, Inc.	Tennessee	N/A
Hospitalists of Texas, L.L.P.	California	N/A
Hospitalist Services of Florida, Inc.	Florida	N/A
InPatient Consultants of Wyoming, LLC	Wyoming	N/A